Exhibit 5.1

Teekay Tankers Ltd.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

December 24, 2014

Registration Statement on Form F-3 – Exhibit 5.1 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Tankers Ltd. (the “Company”) in connection with the issuance and sale by the Company of up to 23,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share. The Shares are being issued and sold by the Company pursuant to the Company’s Registration Statement on Form F-3 (No. 333-196915) filed June 20, 2014 and declared effective on July 10, 2014 (the “Registration Statement”), the prospectus dated June 19, 2014 (the “Base Prospectus”), the preliminary prospectus supplement to the Base Prospectus dated December 18, 2014 (together with the Base Prospectus, the “Preliminary Prospectus”) and the final prospectus supplement to the Base Prospectus dated December 19, 2014 (together with the Base Prospectus, the “Final Prospectus”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement;

(ii)	the Preliminary Prospectus;

(iii)	the Final Prospectus;

(iv)	the Underwriting Agreement (the “Underwriting Agreement”) dated December 19, 2014, between the Company and the representatives of the underwriters named therein relating to the issuance and sale of the Shares; and

(v)	such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

In rendering this opinion, we have also assumed:

(i)	that the issuance and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Preliminary Prospectus and the Final Prospectus and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	that the Underwriting Agreement will have been duly and validly authorized by the parties thereto (other than the Company), and executed and delivered by the parties thereto; and

(iii)	the validity and enforceability of the Underwriting Agreement against the parties thereto.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents, and the representations and warranties of the Company contained in the Underwriting Agreement. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Shares are issued and delivered after payment therefor has been received by the Company in accordance with the terms of the Underwriting Agreement, the Registration Statement and the Final Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP